UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2021
SMART SAND, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37936	45-2809926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1725 Hughes Landing Blvd, Suite 800
The Woodlands, Texas 77380
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 231-2660
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SND	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Resignation
On February 9, 2021, Smart Sand, Inc. (the “Company”) received a letter of resignation from Colin Leonard indicating that he has resigned from his position on the Board of Directors of the Company (the “Board”), and from each of the Audit Committee of the Board (the “Audit Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). Mr. Leonard's resignation is not due to any disagreement with the Company's operations, policies or procedures.

Director Appointment

On February 9, 2021, the Company appointed Frank Porcelli to serve as a Class II director of the Company until the Company's next annual meeting of stockholders and until his successor is duly elected and qualified. The Board has determined that Mr. Porcelli qualifies to serve as an independent director and has designated him as a member of the Board's Audit Committee and Nominating Committee. Per the stockholders' agreement between the Company, an affiliate of Clearlake Capital Group, L.P. (“Clearlake”), and Keystone Cranberry, LLC, Clearlake has designated Mr. Porcelli to replace Mr. Leonard on the Board.

Mr. Porcelli has over thirty years of experience in various finance and wealth management roles. He is currently a partner in Convergency Partners, a financial advisory and wealth management firm that he co-founded. Prior to this, from 2006 to 2020, he had various roles with Blackrock, Inc., including as a Managing Director and the Chairman of BlackRock's US Wealth Advisory business. Before joining Blackrock, he served in various leadership positions at Merrill Lynch, Putnam Investments, Goldman Sachs and Smith Barney. Mr. Porcelli earned a Bachelor of Arts degree in Accounting from Pace University.

Mr. Porcelli will receive annual cash compensation of $60,000 for serving as a board member in addition to equity grants that may be awarded to the Company's directors from time to time. Mr. Porcelli does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

We intend to enter into an indemnification agreement with Mr. Porcelli, which provides, among other things, for indemnification to the fullest extent permitted by law and by our bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim, as well as the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our bylaws. A copy of the form of indemnification agreement was filed as Exhibit 10.9 to our Annual Report on Form 10-K for the year ended December 31, 2019 and is incorporated herein by reference, and the foregoing description of the indemnification agreement is qualified in its entirety by reference thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated:	February 10, 2021	By:	/s/ Lee E. Beckelman
Lee E. Beckelman
Chief Financial Officer